                                                                     EXHIBIT 2.2


                         AMENDMENT AND WAIVER AGREEMENT

     AMENDMENT AND WAIVER AGREEMENT dated as of December 26, 1996 (the "Amendment Agreement") among Gateway Healthcare Corporation, a Virginia corporation (the "Company"); the stockholders of the Company listed on the signature pages hereto (the "Sellers"); and Gulf South Medical Supply, Inc., a Delaware corporation ("Buyer"), to the Stock Purchase Agreement dated as of November 19, 1996 among the Company, the Sellers and Buyer (the "Stock Purchase Agreement").

                              W I T N E S S E T H:

     WHEREAS, as a condition to Buyer's obligation to consummate the Closing (as defined in the Stock Purchase Agreement), pursuant to Section 10.02(j) of the Stock Purchase Agreement, Sellers have provided updated disclosure schedules to Buyer;

     WHEREAS, Buyer asserts such updated disclosure reflects or could reasonably be expected to result in a Material Adverse Change (as defined in the Stock Purchase Agreement) and as a result, Buyer is not obligated to consummate the Closing;

     WHEREAS, Buyer is willing to waive such conditions to Closing provided that certain provisions of the Stock Purchase Agreement are amended as hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Stock Purchase Agreement.

     2.  Amendments to the Stock Purchase Agreement.

     2.1. References to [CONFIDENTIAL TREATMENT REQUESTED]. Each reference to the figure "[CONFIDENTIAL TREATMENT REQUESTED]" in Sections 2.02 and 2.03 of the Stock Purchase Agreement shall be deleted and replaced with the figure "[CONFIDENTIAL TREATMENT REQUESTED]."

     2.2. Amendment to Section 2.03. Section 2.03 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

     "2.03 Escrow Account. Sellers agree that, notwithstanding any investigation of the business of the Company made by or on behalf of Buyer, at the Closing [CONFIDENTIAL TREATMENT REQUESTED] of the cash portion of the Purchase Price shall be delivered by

---------------
[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

Buyer to the Escrow Agent for deposit in accordance with the terms of the Escrow Agreement, except as otherwise provided in Section 2.02(g). Of such [CONFIDENTIAL TREATMENT REQUESTED], [CONFIDENTIAL TREATMENT REQUESTED] shall be designated as the "General Escrow Fund" and [CONFIDENTIAL TREATMENT REQUESTED] shall be designated as the "11.02(h) Escrow Fund." All funds deposited with the Escrow Agent shall be applied by the Escrow Agent in accordance with the terms of the Escrow Agreement to pay to Buyer any amounts owing to Buyer in accordance with Section 11.02. Any amounts in excess of [CONFIDENTIAL TREATMENT REQUESTED] remaining on deposit in the General Escrow Fund with the Escrow Agent on June 30, 1997 and any amounts remaining on deposit in the General Escrow Fund with the Escrow Agent on December 31, 1997, shall be paid by the Escrow Agent to Sellers' Representative, except as otherwise provided in the Escrow Agreement. Any amounts remaining on deposit in the 11.02(h) Escrow Fund on the earlier of December 31, 1997 and the date of execution of a [CONFIDENTIAL TREATMENT REQUESTED], shall be paid by the Escrow Agent to Sellers' Representative, except as otherwise provided in the Escrow Agreement."

     2.3 Amendment to Section 11.02(a). Section 11.02(a) is hereby amended to add language at the end of clause (i) thereof by inserting the following language between "Agreement" and "or" therein:

     ", provided, however, that any matter described in Section 11.02(h) hereof shall be governed exclusively by Sections 11.02(d) and (h) and the other subsections of Section 11.02 which expressly reference Section 11.02(h),"

     2.4. Amendment to Section 11.02(e). Section 11.02(e) is hereby amended and restated in its entirety to read as follows:

     "Except as set forth in the next sentence, Buyer's claims for indemnification pursuant to this Article XI shall be satisfied solely from the General Escrow Fund withheld or deposited and held in escrow pursuant to
Section 2.03. Buyer's claims for indemnification pursuant to Section 11.02(h) shall be satisfied first from the 11.02(h) Escrow Fund withheld or deposited and held in escrow pursuant to Section 2.03 and to the extent the 11.02(h) Escrow Fund held in escrow is not sufficient to cover a claim for indemnification pursuant to Section 11.02(h), Buyer's claims for indemnification pursuant to Section 11.02(h) shall be satisfied next from the General Escrow Fund and to the extent the General Escrow Fund is not sufficient to cover such claims, Buyer shall have the right to proceed against one or more of the Sellers; provided, however, that Sellers shall not be obligated to pay any amounts pursuant to Section 11.02(h) in excess of an aggregate of [CONFIDENTIAL TREATMENT REQUESTED]."

     2.5. Amendment to Section 11.02(f). Section 11.02(f) is hereby amended and restated in its entirety to read as follows:


---------------
[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

     "Notwithstanding anything to the contrary in this Section 11.02 other than
Section 11.02(h), neither the Sellers, on the one hand, nor the Buyer, on the other hand, shall be entitled to receive, or shall be obligated to pay, (i) any amounts under this Section 11.02 unless and until the aggregate amount of all claims for indemnification by such party exceeds (x) $400,000 less (y) the aggregate amount of reimbursements made to Sellers relating to the [CONFIDENTIAL TREATMENT REQUESTED] pursuant to Section 11.02(h) in excess of [CONFIDENTIAL TREATMENT REQUESTED] and then only for the amount of such claims in excess of (x) $400,000 less (y) the aggregate amount of reimbursements made to Sellers relating to the [CONFIDENTIAL TREATMENT REQUESTED] pursuant to
Section 11.02(h) in excess of [CONFIDENTIAL TREATMENT REQUESTED], and (ii) and any amounts under this Section 11.02 in excess of [CONFIDENTIAL TREATMENT REQUESTED]."

     2.6 Amendment to Section 11.02(g). Section 11.02(g) is hereby amended and restated in its entirety to read as follows:

     "The indemnification and limitations set forth in this Article XI shall apply only with respect to post-Closing indemnification obligations and with respect thereto shall be the sole remedy for any misrepresentation or breach of any warranty, covenant or agreement in this Agreement or in connection with the transactions contemplated hereby. The Sellers agree that any claim under
Section 11.02(h) can be made under the General Escrow Fund in accordance with the other provisions of this Section 11.02."

     2.7. Amendment to Section 11.02. Section 11.02 is hereby amended by adding to the end thereof after clause (g) the following new clause:

     "(h) Each Seller severally in proportion to the percentage of the Cash Purchase Price received by such Seller as set forth on Attachment A to this Amendment (such percentage being referred to herein as such Seller's "Proportionate Share"), hereby indemnifies Buyer and the Company and the Subsidiaries, without duplication, against and agrees to hold them harmless from any and all Damages incurred or suffered as a result of a claim asserted or demand made against Buyer, the Company or any of the Subsidiaries arising out of the [CONFIDENTIAL TREATMENT REQUESTED]. In no event shall any Seller be obligated to pay any amounts under this Section 11.02(h) consistent with
Section 11.02(e) in excess of (i) [CONFIDENTIAL TREATMENT REQUESTED] multiplied by (ii) such Seller's "Proportionate Share" as set forth on Attachment A hereto.

     Sellers hereby assume the defense of the [CONFIDENTIAL TREATMENT REQUESTED] and shall not be liable to Buyer, the Company or any Subsidiary (the "Indemnified Party") under this Article XI for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. Buyer and the Company shall provide all information and cooperation and assistance reasonably requested by Sellers in connection with settling and/or defending the [CONFIDENTIAL TREATMENT REQUESTED].

---------------
[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

In consideration of the indemnification obligations, the Company hereby assigns and transfers to Sellers all claims, counterclaims, defenses and rights against [CONFIDENTIAL TREATMENT REQUESTED] relating to any transactions, agreements, or relationships prior to the date hereof, provided that with respect to such claims, counterclaims, defenses and rights assigned by the Company to Sellers, Sellers agree that with respect to any disputes arising between the Company and [CONFIDENTIAL TREATMENT REQUESTED] which [CONFIDENTIAL TREATMENT REQUESTED], Sellers will assign and transfer such claims, counterclaims, defenses and rights to the Company which Sellers do not reasonably believe will be of value to Sellers in resolving the [CONFIDENTIAL TREATMENT REQUESTED]. Buyer and/or the Company shall pay or reimburse Sellers for all defense costs, expenses (including reasonable attorney fees), settlement costs and other Damages incurred by Sellers relating to the defense or settlement of any [CONFIDENTIAL TREATMENT REQUESTED] up to the amount of [CONFIDENTIAL TREATMENT REQUESTED]. Sellers shall not agree to any settlement of the [CONFIDENTIAL TREATMENT REQUESTED] in an aggregate amount in excess of [CONFIDENTIAL TREATMENT REQUESTED] without the consent of Buyer, which consent will not be unreasonably withheld. Notwithstanding Sections 11.01 and 11.02(g) and subject to the provisions of this Section 11.02(h), Buyer may make a claim for indemnification under this Section 11.02(h) at any time until December 31, 1999, provided that such claim shall survive such survival termination date if notice of such a claim shall have been given to Sellers on or prior to such date. Sellers shall use their best efforts to obtain a [CONFIDENTIAL TREATMENT REQUESTED]."

     2.8 Amendment to Section 11.03. Section 11.03(c) is hereby amended by adding to the end thereof the following language:

           ", except that any matter described in Section 11.02(h) shall be governed exclusively by Sections 11.02(d) and (h) and the other subsections of this Article XI which expressly reference Section 11.02(h)."

     2.9. Amendment to Exhibit A. Exhibit A to the Stock Purchase Agreement is hereby amended and restated in its entirety and is attached hereto as
Exhibit 1.

     3. Waiver to Stock Purchase Agreement. Buyer hereby waives the conditions to consummation of the Closing set forth in Section 10.02(j), provided that such waiver shall in no way limit Buyer's rights under Section 11.02.

     4. Agreement as to Closing Date. The parties hereto hereby agree that the Closing Date shall be December 26, 1996.


---------------
[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

     5. Amendment to Section 2.01. The second sentence of Section 2.01 of the Agreement shall be amended to read in its entirety as follows:

           "The aggregate purchase price (the "Purchase Price') is (i) the amount (such amount being referred to as the "Cash Purchase Price") equal to (w) Thirty-Eight Million Eight Hundred Thousand Dollars ($38,800,000) less (x) the amount of Closing Debt, and less (y) the value of employee stock options to purchase a certain number of shares of Buyer Common Stock issued in accordance with Section 7.02, such value to be determined in accordance with Schedule 7.02, and less (z) the aggregate amount of cash paid by the Company in payment for the cancellation of the employee stock options, where cancellation and cash payment is elected by the optionholder (the "Cash Out Election"), such payment for any option to be in an amount equal to $34.86 multiplied by the number of shares of Company Stock which may be purchased pursuant to such option, and (ii) warrants to purchase an aggregate of 450,000 shares of Buyer Common Stock at an exercise price of $25.90 per share (the "Warrant Shares") in substantially the form set forth in Exhibit B (individually a "Warrant" and collectively, the "Warrants")."

     6. Amendment of Section 7.02. The second sentence of Section 7.02(a) of the Purchase Agreement shall be amended to read in its entirety as follows:

     "Each Optionholder that has not made a Cash Out Election will be granted an option (the "Buyer Option"), with the same vesting provisions as the Company Option held by such Optionholder as of the Closing Date, to purchase that number of shares of Buyer Common Stock ("Option Shares") and at an exercise price as determined in accordance with Schedule 7.02."

     7. Miscellaneous.

     7.1. Successors and Assigns. The provisions of this Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of his or its rights or obligations under this Amendment Agreement without the consent of the other parties hereto.

     7.2. Governing Law. This Amendment Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of law rules of such state.

     7.3. Counterparts; Effectiveness. This Amendment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     7.4. Effect of Amendment and Waiver. Except as expressly provided herein, no other terms and provisions of the Stock Purchase Agreement shall be amended or waived by this

Amendment Agreement and the terms and provisions of the Stock Purchase Agreement shall continue in full force and effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                        [AMENDMENT AND WAIVER AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Agreement as of the day and year first above written.


                                        GULF SOUTH MEDICAL SUPPLY, INC.


                                        By:
                                           -----------------------------------
                                           Title:



                                        GATEWAY HEALTHCARE CORPORATION


                                        By:
                                           -----------------------------------
                                           Title:



                                        SELLERS:

                                        NORTH AMERICAN FUND II


                                        By:
                                           -----------------------------------
                                           Title:


                                        ALLIED INVESTMENT CORPORATION


                                        By:
                                           -----------------------------------
                                           Title:


                                        ALLIED CAPITAL CORPORATION II


                                        By:
                                           -----------------------------------
                                           Title:

                                        ALLIED VENTURE PARTNERSHIP


                                        By:
                                           -----------------------------------
                                           Title:



                                        --------------------------------------
                                        Gary Nutter

                                  Attachment A



North American Fund II, L.P.                        91.457%
Gary Nutter                                          3.484%
Allied Investment Corporation                        1.644%
Allied Capital Corporation II                        1.771%
Allied Venture Partnership                           1.644%

                            FORM OF ESCROW AGREEMENT


     AGREEMENT dated as of December 26, 1996, among Gulf South Medical Supply, Inc., a Delaware corporation ("Buyer") and North American Fund II, Allied Investment Corporation, Allied Capital Corporation II, Allied Venture Partnership and Gary Nutter (collectively, the "Sellers") and LaSalle National Trust, N.A. (the "Escrow Agent"). Buyer and Sellers are hereinafter sometimes referred to as the "Parties."

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of November 19, 1996 (as amended, the "Purchase Agreement"), among Buyer, Sellers and Gateway Healthcare Corporation, ("Gateway"), Buyer is concurrently herewith purchasing from Sellers all of the outstanding capital stock and stock warrants of Gateway, with any capitalized term used herein but not otherwise defined having the meaning ascribed to such term in the Purchase Agreement.

     WHEREAS, pursuant to Section 2.03 of the Purchase Agreement, the Parties have agreed that on the date hereof, [CONFIDENTIAL TREATMENT REQUESTED] of the cash portion of the Purchase Price shall be deposited into escrow upon the terms stated herein; provided that if the date hereof is on or prior to December 31, 1996, a secured note for [CONFIDENTIAL TREATMENT REQUESTED] payable January 2, 1997 (the "Note") shall be deposited in lieu of the amount of [CONFIDENTIAL TREATMENT REQUESTED].

     WHEREAS, the Parties desire to establish with the Escrow Agent the escrow contemplated by the Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     1. Appointment. The Parties hereby appoint and designate LaSalle National Trust, N.A. as the Escrow Agent for the purposes herein set forth, and the Escrow Agent hereby accepts such appointment, subject to and in accordance with the provisions of this Escrow Agreement.

     2. Deposit. Sellers hereby authorize Buyer to deliver to the Escrow Agent on behalf of the Sellers, simultaneously with the execution and delivery of this Agreement and as partial payment of the Purchase Price under the Purchase Agreement, the amount of [CONFIDENTIAL TREATMENT REQUESTED] (such amount, or any future balance thereof, being referred to herein as the "General Escrow Fund") and the amount of [CONFIDENTIAL TREATMENT

---------------
[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

REQUESTED] (such amount, or any future balance thereof, being referred to herein as the "11.02(h) Escrow Fund", and together with the General Escrow Fund, the "Escrow Fund"), to be held in accordance with the terms of this Agreement in an interest-bearing account (the "Escrow Account"); provided that if the date hereof is on or prior to December 31, 1996, the Note shall be deposited in lieu of the amount of [CONFIDENTIAL TREATMENT REQUESTED]. The Escrow Funds may be invested in (i) United States Treasury bills, (ii) such other short-term investment grade securities as may be designated by the Sellers and agreed to in writing by the Buyer and (iii) one or more money market accounts established by commercial banks, such investments collectively referred to herein as "Permitted Investments". Permitted Investments shall include (a) mutual funds investing in securities or obligations that are themselves Permitted Investments, including any such mutual fund from which the Escrow Agent or any of its affiliates may receive compensation, and (b) investments in securities which have been or may in the future be underwritten, privately placed or in which a market has been or may in the future be made by the Escrow Agent or any affiliate; provided, however, that prior to the Escrow Agent investing in either (a) or (b), the Escrow Agent shall obtain a written consent to such investment executed by both the Sellers and the Buyer.
Earnings on, and income on the sale of the securities constituting part of, the Escrow Funds shall be distributed on the applicable Escrow Termination Date. Upon the opening of the Escrow Account, the Escrow Agent will advise the Parties of the account number thereof.

     3.  Claims Procedure.

         3.1 Notice of Claims. (a) At any time prior to the General Escrow Termination Date (as hereinafter defined), Buyer may give written notice to the Escrow Agent and Sellers that pursuant to the terms of the Purchase Agreement Buyer is asserting a claim against the Sellers pursuant to Section 11.02(a) of the Purchase Agreement (a "General Claim"). Such notice shall constitute the assertion of such General Claim by Buyer against the General Escrow Fund held in escrow hereunder. Buyer shall be entitled to make or assert a General Claim under the Purchase Agreement that it is entitled to indemnification under the Purchase Agreement. Upon the receipt of such notice of a General Claim by the Escrow Agent in accordance with Section 8 hereof, the Escrow Agent shall hold in escrow hereunder such portion of the General Escrow Fund as shall equal the amount of such General Claim and all other pending General Claims hereunder. Notice of a General Claim given to the Escrow Agent and Sellers pursuant to this Section 3.1(a) shall briefly set forth the basis of the General Claim and, if then determinable by Buyer, a reasonable estimate of the amount thereof, which estimate may include an estimate of attorneys', accountants' and other fees to be incurred to resolve such General Claim. If the estimated amount of a General Claim is not set forth in the notice of the General Claim given to the Escrow Agent and Sellers, Buyer will give a further notice to the Escrow Agent and Sellers setting forth Buyer's estimate of the amount of such General Claim promptly after it is reasonably able to make such estimate.


---------------
[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

     (b) At any time prior to the 11.02(h) Escrow Termination Date (as hereinafter defined), Buyer may give written notice to the Escrow Agent and Sellers that pursuant to the terms of the Purchase Agreement Buyer is asserting a claim against the Sellers pursuant to Section 11.02(h) of the Purchase Agreement (a "11.02(h) Claim"). Such notice shall constitute the assertion of such 11.02(h) Claim by Buyer against the 11.02(h) Escrow Fund and, to the extent the amount of such claim exceeds the amount of the 11.02 (h) Escrow Fund, against the General Escrow Fund held in escrow hereunder. Buyer shall be entitled to make or assert a 11.02(h) Claim under the Purchase Agreement that it is entitled to indemnification under the Purchase Agreement. Upon the receipt of such notice of a 11.02(h) Claim by the Escrow Agent in accordance with Section 8 hereof, the Escrow Agent shall hold in escrow hereunder such portion of the 11.02(h) Escrow Fund and General Escrow Fund as shall equal the amount of such 11.02(h) Claim. Notice of a 11.02(h) Claim given to the Escrow Agent and Sellers pursuant to this Section 3.1(b) shall briefly set forth the basis of the 11.02(h) Claim and, if then determinable by Buyer, a reasonable estimate of the amount thereof. If the estimated amount of a 11.02(h) Claim is not set forth in the notice of the 11.02(h) Claim given to the Escrow Agent and Sellers, Buyer will give a further notice to the Escrow Agent and Sellers setting forth Buyer's estimate of the amount of such 11.02(h) Claim promptly after it is reasonably able to make such estimate.

         3.2 Objection; Delivery. (a) For a period of twenty (20) days after the giving of any such notice of General Claim to the Escrow Agent and Sellers, the Escrow Agent shall make no payment of any of the General Escrow Funds in respect thereof unless the Escrow Agent shall have received written authorization from North American Fund II to make such payment with respect to such General Claim. After the expiration of such twenty-day period, the Escrow Agent shall, to the extent of the General Escrow Fund, make payment to Buyer of the amount stated in the notice of such General Claim given by Buyer pursuant to Section 3.1(a) hereof, unless prior to the expiration of such twenty-day period the Escrow Agent and Buyer have received written notice from North American Fund II that the Sellers dispute the General Claim. In the event of a payment to Buyer, the General Claim shall be deemed to have resulted in a determination in favor of Buyer, solely for purposes of delivery of the General Escrow Fund to Buyer, it being understood that the provisions of Article XI of the Purchase Agreement shall govern with respect to the determination of claims for indemnification under the Purchase Agreement. Any such written objection by North American Fund II shall specify the amount stated in the notice of General Claim, if any, Sellers agree Buyer is entitled to in respect of any such General Claim. In the event of such specification by North American Fund II, the Escrow Agent shall, to the extent of the General Escrow Fund, make payment to Buyer of the amount agreed to by Sellers in such notice. In the event it is later determined that Buyer is entitled to receive an amount in respect of such General Claim in excess of the amount agreed to by Sellers in such notice, and Sellers shall not have paid such additional amount to Buyer, the Escrow Agent shall, to the extent of the General Escrow Fund, make payment to Buyer of the amount of such excess or additional sum.

     (b) For a period of twenty (20) days after the giving of any such notice of a 11.02(h) Claim to the Escrow Agent and Sellers, the Escrow Agent shall make no payment of any of the 11.02(h) Escrow Funds or General Escrow Funds in respect thereof unless the Escrow Agent shall have received written authorization from North American Fund II to make such payment with respect to such 11.02(h) Claim. After the expiration of such twenty-day period, the Escrow Agent shall, to the extent of the 11.02(h) Escrow Fund and General Escrow Funds, make payment to Buyer of the amount stated in the notice of such 11.02(h) Claim given by Buyer pursuant to Section 3.1(b) hereof, unless prior to the expiration of such twenty-day period the Escrow Agent and Buyer have received written notice from North American Fund II that the Sellers dispute the 11.02(h) Claim. In the event of a payment to Buyer, the 11.02(h) Claim shall be deemed to have resulted in a determination in favor of Buyer, solely for purposes of delivery of the 11.02(h) Escrow Fund and General Escrow Fund to Buyer, it being understood that the provisions of Article XI of the Purchase Agreement shall govern with respect to the determination of claims for indemnification under the Purchase Agreement. Any such written objection by North American Fund II shall specify the amount stated in the notice of 11.02(h) Claim, if any, Sellers agree Buyer is entitled to in respect of any such 11.02(h) Claim. In the event of such specification by North American Fund II, the Escrow Agent shall, to the extent of the 11.02(h) Escrow Fund and General Escrow Fund, make payment to Buyer of the amount agreed to by Sellers in such notice. In the event it is later determined that Buyer is entitled to receive an amount in respect of such 11.02(h) Claim in excess of the amount agreed to by Sellers in such notice, and Sellers shall not have paid such additional amount to Buyer, the Escrow Agent shall, to the extent of the 11.02(h) Escrow Fund and General Escrow Funds, make payment to Buyer of the amount of such excess or additional sum.

         3.3 Determination of Claims. In case Sellers shall, in the manner provided in Section 3.2 hereof, object in respect of any Claim (or any portion thereof) made by Buyer, then Sellers and Buyer shall, within the fifteen (15) day period beginning on the date of the receipt by Buyer of such written objection, attempt in good faith to agree upon the rights and obligations of the respective parties with respect to such Claim and how such Claim shall be paid. If Sellers and Buyer so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. The Escrow Agent shall be entitled to rely on any such memorandum and shall, to the extent of the General Escrow Fund and/or 11.02(h) Escrow Fund, as the case may be, and the direction in such memorandum, make payment to Buyer as provided in such memorandum. If Sellers and Buyer fail to so agree, such dispute shall be settled either by (a) mutual agreement of Buyer and Sellers, evidenced by single written instructions to the Escrow Agent, (b) a binding and final arbitration award, provided the parties have agreed to arbitration with respect to the matters in dispute, or
(c) a final judgment, order or decree of a court of competent jurisdiction in the United States of America (the time for appeal therefrom having expired and no appeal having been perfected), all costs and expenses of which (including reasonable attorneys' fees) shall be borne as provided in the Purchase Agreement or, failing any such agreement therein, by the party against whom the dispute is settled as aforesaid. Buyer and Sellers agree to proceed in good faith and use their best efforts to resolve any disputes hereunder in a timely and commercially reasonable manner. The Escrow Agent shall be under no duty to institute or defend any such proceedings, and none of the costs and expenses of any such proceedings shall be borne by the Escrow Agent

     4.  Term.

         4.1 Term. (a) The term of the escrow under this Agreement as it relates to the General Escrow Fund shall continue until 5:00 p.m. on December 31, 1997 (the "General Escrow

Termination Date"), except with respect to any then pending General Claim or 11.02(h) Claim in an amount in excess of the 11.02(h) Escrow Fund and except that a certain portion of the General Escrow Funds may be released on June 30, 1997 (the "Early Release Date") as set forth in Section 4.2.

         (b) The term of the escrow under this Agreement as it relates to the 11.02(h) Escrow Fund shall continue until 5:00 p.m. on the earlier of December 31, 1997 and the execution of a [CONFIDENTIAL TREATMENT REQUESTED] (as defined in the Purchase Agreement) (the "11.02(h) Escrow Termination Date"), except with respect to any then pending 11.02(h) Claim.

         4.2 No Claims. (a) If at the Early Release Date there shall be no General Claims or 11.02(h) Claims in an amount in excess of the 11.02(h) Escrow Fund pending or awards or judgments outstanding, the Escrow Agent shall deliver such portion of the General Escrow Funds in excess of [CONFIDENTIAL TREATMENT REQUESTED] then being held by it in escrow to North American Fund II. If at the General Escrow Termination Date there shall be no General Claims or 11.02(h) Claims in an amount in excess of the 11.02(h) Escrow Fund pending or awards or judgments outstanding, the Escrow Agent shall deliver the General Escrow Funds then being held by it in escrow to North American Fund II.

         (b) If at the 11.02(h) Escrow Termination Date there shall be no 11.02(h) Claims pending or awards or judgments outstanding, the Escrow Agent shall deliver the 11.02(h) Escrow Funds then being held by it in escrow to North American Fund II.

         4.3 Claims. (a) If at the Early Release Date or the General Escrow Termination Date there shall be any General Claims or 11.02(h) Claims in an amount in excess of the 11.02(h) Escrow Fund pending or awards or judgments outstanding, the General Escrow Fund shall be reduced to and the Escrow Agent shall retain, until the final disposition of such General Claim or 11.02(h) Claim, such amount of the General Escrow Fund as shall equal the amount of such General Claim and 11.02(h) Claim in an amount in excess of the 11.02(h) Escrow Fund stated in the notice thereof, and the Escrow Agent shall deliver to North American Fund II any portion of the General Escrow Fund in excess of the aggregate of the outstanding or pending General Claims and 11.02(h) Claims in an amount in excess of the 11.02(h) Escrow Fund, awards and judgments and in the case of the Early Release Date, only such portion, if any, in excess of [CONFIDENTIAL TREATMENT REQUESTED]. If the General Escrow Fund is equal to or less than the aggregate of the outstanding General Claims and 11.02(h) Claims in an amount in excess of the 11.02(h) Escrow Fund, awards and judgments, the full amount of the General Escrow Fund shall continue to be held in escrow. Any amount not theretofore delivered to North American Fund II shall be delivered to North American Fund II at such time or from time to time when the General Claim and 11.02(h) Claim, award or judgment to which the retained General Escrow Funds relate has been fully rendered as herein provided and all amounts payable as a result thereof have been paid to Buyer.


---------------
[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.

         (b) If at the 11.02(h) Escrow Termination Date there shall be any 11.02(h) Claims pending or awards or judgments outstanding, the 11.02(h) Escrow Fund shall be reduced to and the Escrow Agent shall retain, until the final disposition of such 11.02(h) Claim, such amount of the 11.02(h) Escrow Fund as shall equal the amount of such 11.02(h) Claim stated in the notice thereof, and the Escrow Agent shall deliver to North American Fund II any portion of the 11.02(h) Escrow Fund in excess of the aggregate of the outstanding or pending 11.02(h) Claims, awards and judgments. If the 11.02(h) Escrow Fund is equal to or less than the aggregate of the outstanding 11.02(h) Claims, awards and judgments, the full amount of the 11.02(h) Escrow Fund shall continue to be held in escrow. Any amount not theretofore delivered to North American Fund II shall be delivered to North American Fund II at such time or from time to time when the 11.02(h) Claim, award or judgment to which the retained 11.02(h) Escrow Funds relate has been fully rendered as herein provided and all amounts payable as a result thereof have been paid to Buyer.

         4.4 Delivery. Promptly after the determination of a Claim in accordance with the provisions of Section 3.2 hereof and promptly after giving receipt of a memorandum of agreement or a notice of the determination of a Claim in accordance with the provisions of Section 3.3 hereof (which notice shall be accompanied by written instructions or a copy of any agreement, certificate or final arbitration award, provided that the parties hereto have agreed to arbitration with respect to such matter, or final court order, judgment or decree evidencing such determination, as applicable), the Escrow Agent shall deliver to Buyer, free and clear of any interest of the Sellers therein, from the General Escrow Fund and/or 11.02(h) Escrow Fund, as the case may be, an amount equal to the amount of such General Claim or 11.02(h) Claim payable to Buyer pursuant to such determination. If the amount of the General Escrow Fund and/or 11.02 Escrow Fund, as the case may be, then held by the Escrow Agent is less than or equal to the amount of such General Claim or 11.02(h) Claim so payable, the Escrow Agent shall deliver to Buyer all of the General Escrow Fund and/or 11.02(h) Escrow Fund, as the case may be, then held by it, free and clear of any interest of the Sellers therein.

         4.5 Remedies Cumulative. The rights and remedies of Buyer under this Agreement are subject to the Purchase Agreement.

     5.  The Escrow Agent.

         5.1 Disputes. (a) In the event the Escrow Agent shall believe there shall be any disagreement among or between the Parties resulting in adverse claims or demands being made in connection with the General Escrow Fund, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled, at its option, (a) to refuse to comply with any claims or demands on it as long as such disagreement shall continue and, in so refusing, shall make no delivery or other disposition of the General Escrow Fund pursuant to the terms of this Agreement and shall not be or become liable in any way or to any person for its failure or refusal to comply with such conflicting or adverse claims or demands and shall be entitled to continue so to refrain from acting and so to refuse to act until the Escrow Agent shall have received (i) a final and non-appealable order of a court of competent jurisdiction directing delivery of the General Escrow Fund, or (ii) a written agreement executed by Buyer and Sellers directing delivery of the General Escrow Fund, in which event the Escrow Agent shall disburse the General Escrow Fund in accordance with such order or agreement, or
(b) to place the General Escrow Fund with a proper court in the State of Illinois and to apply to any court of competent jurisdiction in the State of Illinois (including the commencement of immediate action or suit) to determine the rights of the parties. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

         (b) In the event the Escrow Agent shall believe there shall be any disagreement among or between the Parties resulting in adverse claims or demands being made in connection with the 11.02(h) Escrow Fund, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled, at its option, (a) to refuse to comply with any claims or demands on it as long as such disagreement shall continue and, in so refusing, shall make no delivery or other disposition of the 11.02(h) Escrow Fund pursuant to the terms of this Agreement and shall not be or become liable in any way or to any person for its failure or refusal to comply with such conflicting or adverse claims or demands and shall be entitled to continue so to refrain from acting and so to refuse to act until the Escrow Agent shall have received (i) a final and non-appealable order of a court of competent jurisdiction directing delivery of the 11.02(h) Escrow Fund, or (ii) a written agreement executed by Buyer and Sellers directing delivery of the 11.02(h) Escrow Fund, in which event the Escrow Agent shall disburse the 11.02(h) Escrow Fund in accordance with such order or agreement, or (b) to place the 11.02(h) Escrow Fund with a proper court in the State of Illinois and to apply to any court of competent jurisdiction in the State of Illinois (including the commencement of immediate action or suit) to determine the rights of the parties. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

         5.2 Performance. To induce the Escrow Agent to act hereunder, it is further agreed by the parties that:

             (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be under any duty to give the Escrow Funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

             (b) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

             (c) The Escrow Agent shall not be bound or in any way affected by any notice of any modification or cancellation of this Agreement or the Purchase Agreement, or of any fact or circumstance affecting or alleged to affect rights or liabilities hereunder other than as is herein set forth, or affecting or alleged to affect the rights and liabilities of any other person, unless notice of the same is delivered to the Escrow Agent in writing, signed by the proper parties to the Escrow Agent's satisfaction and, in the case of modification of the duties or responsibilities of the Escrow Agent, unless such modification shall be satisfactory to the Escrow Agent and approved by the Escrow Agent in writing.

             (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, except in the case of its gross negligence or bad faith, nor shall it be liable for the default or misconduct of any employee, agent or attorney appointed by it who shall have been selected with reasonable care.

             (e) The Escrow Agent shall be entitled to consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

             (f) The Parties hereto jointly and severally hold harmless and indemnify the Escrow Agent, its directors, officers, employees and agents from and against all obligations, liabilities, claims, suits, judgments, losses, damages, costs or expenses of any kind or nature, including, without limitation, reasonable attorneys' fees and expenses, which may be imposed on, incurred by, or asserted against the Escrow Agent in connection with or in any way arising out of this Agreement or the Escrow Agent's duties hereunder, except as a result of its own gross negligence or bad faith. The foregoing indemnities shall survive the resignation of the Escrow Agent or the termination of this Agreement.

     6. Fees. Buyer will pay all of the fees (as set forth on Annex A attached hereto) and expenses of the Escrow Agent.

     7. Resignation. The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by the Parties or at any time may resign by giving written notice to such effect to the Parties. Upon any such termination or resignation, the Escrow Agent shall deliver the Escrow Funds to any successor escrow agent designated by the Parties in writing, or to any court of competent jurisdiction in the State of Illinois if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The termination or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery: (A) to the Escrow Agent of the Parties' notice of termination or
(B) to the Parties of the Escrow Agent's written notice of resignation. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to keep the Escrow Funds safe until receipt of a designation of successor escrow agent or a joint written disposition instruction by the Parties or an enforceable order of a court of competent jurisdiction.

     8. Notices. Any notice or other communication required or permitted hereunder shall be in writing, and shall be given by registered mail, postage prepaid, personal delivery, telecopier (confirmed by mail as aforesaid) or courier service such as Federal Express addressed as follows:

         If to Buyer:

                  Gulf South Medical Supply, Inc.
                  426 Christine Drive
                  Ridgeland, MS  39157
                  Attn:  Stanton Keith Pritchard, Esq.
                  Telecopier:  (601) 853-4801

         With a copy to:

                  Testa, Hurwitz & Thibeault, LLP
                  High Street Tower
                  125 High Street
                  Boston, MA  02110
                  Attn:  William B. Asher, Jr., Esq.
                  Telecopier:  (617) 248-7100

         If to Sellers:

                  c/o North American Fund II
                  c/o North American Company
                  111 E. Las Olas Blvd.
                  Fort Lauderdale, FL  33302

         With a copy to:

                  McDermott, Will & Emery
                  227 West Monroe Avenue
                  Chicago, IL  60606
                  Attn:  Helen Friedli, P.C.
                  Telecopier:  (312) 984-3669

         If to the Escrow Agent:

                  LaSalle National Trust, N.A.
                  135 South LaSalle Street, Suite 1825
                  Chicago, IL  60603
                  Attn:  Estelita E. Tucker
                  Telecopier:  (312) 904-2236

     Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid. Such notices and communications shall be deemed effective (i) two business days after being sent, if sent by registered mail (postage prepaid), (ii) on the date delivered, if delivered personally or transmitted by telecopier with receipt electronically confirmed, or (iii) one day after delivery by courier service such as Federal Express.

     9. Miscellaneous. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns and shall not be enforceable by or inure to the benefit of any other third party except as provided with respect to the termination of, or resignation by, the Escrow Agent. No party may assign any of its rights or obligations under this Agreement without the written consent of the other Parties. No waiver hereunder shall be effective unless in a writing signed by the party to be charged. This Agreement may be amended, modified, superseded, or canceled, and any of the terms hereof may be waived, only by a written instrument executed by the parties hereto. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without reference to conflicts of laws.

     10. Taxes. It is understood and agreed that, for federal, state, local and foreign income tax purposes: (i) neither the Escrow Account (under Section 468B of the Internal Revenue Code of 1986, as amended (the "Code") or otherwise), nor Buyer, shall be taxable on earnings attributable to the amount deposited in the Escrow Account under Section 2 hereof, (ii) the Sellers shall be taxable for such purposes on such earnings, and will report on their federal, state and other tax returns all items of income and gain attributable to the Escrow Account and the Escrow Agent shall be entitled to withhold, as required by law, on all earnings hereunder, (iii) each of the Sellers will deliver a valid taxpayer identification number or a valid Internal Revenue Service Form W-8 to the Escrow Agent upon execution of this Escrow Agreement, and shall comply with all other federal, state, local and foreign information return and other reporting requirements as may be required by the Escrow Agent, and (iv) in accordance with Rev. Rul. 73-451, 1973-2 C.B. 158, Rev. Rul. 77-294, 1977-2 C.B. 173 (as amplified by Rev. Rul. 79-91, 1979-1 C.B. 179), and
Private Letter Ruling 8629038 (April 18, 1996), as supplemented by Private Letter Ruling 8640021 (July 1, 1986), the Sellers and Buyer recognize that the establishment of the Escrow Account amounts to a substantial restriction on the Sellers' rights to receive a portion of the purchase price under the Purchase Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed on the date and year first above written.


                                        BUYER:

                                        GULF SOUTH MEDICAL SUPPLY, INC.


                                        By:
                                           -----------------------------------




                                        SELLERS:


                                        NORTH AMERICAN FUND II


                                        By:
                                           -----------------------------------

                                        ALLIED INVESTMENT CORPORATION


                                        By:
                                           -----------------------------------


                                        ALLIED CAPITAL CORPORATION II


                                        By:
                                           -----------------------------------


                                        ALLIED VENTURE PARTNERSHIP


                                        By:
                                           -----------------------------------



                                        --------------------------------------
                                        Gary Nutter

                                        ESCROW AGENT:

                                        LASALLE NATIONAL TRUST N.A.


                                        By:
                                           -----------------------------------

                                                                         ANNEX A


                              Fees of Escrow Agent



                     Acceptance Fee:               $500.00
                     Annual Administration Fee:  $2,000.00




Plus any out-of pocket costs advanced, and legal fees, if necessary. We do not anticipate assessing these fees at this time.

Our fee proposal is based on the information received to date. Fees will be adjusted accordingly if our duties change substantially.